                                                                     Exhibit 4.2

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of this ____ day of December, 1996 by and among BANK OF AMERICA NT & SA,
                                                        -----------------------
a national banking association (the "Bank"), and BANK OF AMERICA NW, NATIONAL
                                                 ----------------------------
ASSOCIATION, a national banking association ("BANW" and, collectively with the
-----------
Bank, the "Holders") and BA MERCHANT SERVICES, INC., a Delaware corporation
                         --------------------------
("BAMSI").


                                    RECITALS

     A.   The Holders.  The Bank and BANW are each an existing national banking
          -----------
association duly organized and in good standing under the laws of the United States with their respective principal executive offices located in San Francisco, California and Seattle, Washington.

     B.   BAMSI.  BAMSI is an existing corporation, formed under the laws of the
          -----
State of Delaware, with its principal executive offices located in San Francisco, California. All of the outstanding Common Stock of BAMSI is currently owned by the Bank and BANW.

     C.   Corporate Approvals.  Each of the parties to this Agreement has
          -------------------
obtained all necessary corporate approvals for the execution and delivery of this Agreement.

     D.   Arm's Length Relationship.  The parties to this Agreement intend to
          -------------------------
conduct their relationships hereunder on an arm's length basis.

     E.   BAC/BAMSI Transactions; The Offering.  The Bank and BANW, each a
          ------------------------------------
subsidiary of BankAmerica Corporation ("BAC"), currently own 100% of the outstanding common stock of BAMSI. The Bank and BANW have entered into certain agreements with BAMSI (1) transferring the Bank's United States domestic merchant processing business and the BANW merchant processing business to BAMSI effective as of December 3, 1996 and (2) covering the contemplated transfer of the Philippine and Thailand merchant processing businesses of the Bank to BAMSI upon the receipt of certain governmental approvals (collectively, the "Asset Transfers"). BAMSI is contemplating the issuance of shares of BAMSI's Class A common stock, $.01 par value per share (the "Class A Common Stock"), in an initial public offering pursuant to a Registration Statement on Form S-1 (Registration No. 333-13985) (the "Offering") and following the Offering, the Bank and BANW will each be the beneficial and record owner of 25,670,000 shares and 4,530,000 shares, respectively, of BAMSI's Class B common stock, $.01 par value per share (the "Class B Common Stock"), convertible into 25,670,000 shares and 4,530,000 shares, respectively, of the Class A Common Stock.


                                     -1-          Registration Rights Agreement

     F.   Registration Rights.  In consideration of the Asset Transfers and in
          -------------------
conjunction with the Offering, the Holders and BAMSI desire to enter into this Agreement to provide the Holders with certain registration rights as provided herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration had and received, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions.  As used herein, the following terms shall have the
          -----------
following respective meanings:

          "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if such Person owns 50% or more of any equity interest in the "controlled" Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or partnership interests, by contract, agreement or understanding (whether oral or written), or otherwise.

          "Class A Common Stock" shall have the meaning set forth in Recital E of this Agreement.

          "Class B Common Stock" shall have the meaning set forth in Recital E of this Agreement.

          "Designated Transferee" shall have the meaning set forth in Section 10 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Holders" shall mean the Bank and BANW, any Affiliate of the Bank or BANW (other than BAMSI) and any Designated Transferees who are holders of record of any Registrable Shares, and any combination of one or more such Holders.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Other Holders" shall mean Persons who are holders of record of equity securities of BAMSI who subsequent to the date hereof acquire more than 5% of the outstanding shares of Class A Common Stock pursuant to a transaction with BAMSI and to whom BAMSI grants registration rights pursuant to a written agreement in connection with such transaction.


                                     -2-          Registration Rights Agreement

          "Person" shall mean any individual, corporation, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), limited liability company, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

          "Registrable Shares" shall mean (i) the 30,200,000 shares of Class A Common Stock which would result upon the conversion of the 30,200,000 shares of Class B Common Stock owned by the Holders on the date of this Agreement, and (ii) any shares of Class A Common Stock acquired by a Holder directly or upon exercise of conversion of any equity securities of BAMSI issued or distributed after the date of this Agreement to a Holder in respect of Registrable Shares by way of any stock dividend, stock split or other distribution or any recapitalization or reclassification. As to any particular Registrable Share, such Registrable Share shall cease to be a Registrable Share when (w) it shall have been sold, transferred or otherwise disposed of or exchanged pursuant to a registration statement under the Securities Act; (x) it shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act;
     (y) it shall have been sold or transferred to a Person other than a Designated Transferee in a private transaction effected other than pursuant to a registration statement; or (z) it shall have been sold, transferred or otherwise disposed of in violation of this Agreement.

          "Registration Expenses" shall have the meaning set forth in Section 7 hereof.

          "SEC" shall mean the Securities and Exchange Commission or any successor agency thereto.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

     2.   Incidental Registrations
          ------------------------

     (a)  Right to Include Registrable Shares.  Each time BAMSI shall determine
          -----------------------------------
to file a registration statement under the Securities Act in connection with a proposed offer and sale for cash of any equity securities (other than an offering of debt securities which are convertible into equity securities or an offering of equity securities in an amount not in excess of 5% of the number of shares of Class A Common Stock outstanding at such time) either by it or by any holders of its outstanding equity securities, BAMSI will give prompt written notice of its determination to each Holder and of such Holder's rights under this Section 2, at least 30 days prior to the anticipated filing date of such registration statement. Upon the written request of each Holder made within 21 days after the receipt of any such notice from BAMSI, (which request shall specify the Registrable Shares intended to be disposed of by such Holder), BAMSI will use its best efforts to effect the registration under the Securities Act of all Registrable Shares which BAMSI has been so requested to register by the Holders thereof, to the extent required to permit the disposition of the Registrable

                                     -3-          Registration Rights Agreement

Shares so to be registered; provided, however, that (i) if, at any time after
                            --------  -------
giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, BAMSI shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, BAMSI may, at its election, give written notice of such determination to each Holder of Registrable Shares and thereupon shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders of Registrable Shares requesting to be included in BAMSI's registration must sell their Registrable Shares to the underwriters on the same terms and conditions as apply to BAMSI, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 2 involves an underwritten public offering, any Holder of Registrable Shares requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. No registration effected under this Section 2 shall relieve BAMSI of its obligations to effect registrations upon request under
Section 4 hereof.

     (b)  Priority in Incidental Registration.  If a registration pursuant to
          -----------------------------------
this Section 2 involves an underwritten offering and the managing underwriter(s) in good faith advise(s) BAMSI in writing that, in its opinion, the number of securities which BAMSI, the Holders and any other Persons intend to include in such registration exceeds the largest number of securities which can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then BAMSI will include in such registration (i) first, if the registration pursuant to this
Section 2 was initiated by Other Holders exercising demand registration rights, 100% of the securities such Other Holders propose to sell (except to the extent the terms of such Other Holders' registration rights provide otherwise); (ii) second, 100% of the securities BAMSI proposes to sell for its own account; (iii) third, to the extent that the number of securities which such Other Holders exercising demand registration rights and BAMSI propose to sell is less than the number of securities which BAMSI has been advised can be sold in such offering without having the adverse effect referred to above, such number of Registrable Shares which the Holders have requested to be included in such registration pursuant to Section 2(a) hereof and which, in the opinion of such managing underwriter(s), can be sold without having the adverse effect referred to above; and (iv) fourth, to the extent that the number of securities which are to be included in such registration pursuant to clauses (i), (ii) and (iii) is, in the aggregate, less than the number of securities which BAMSI has been advised can be sold in such offering without having the adverse effect referred to above, such number of other securities requested to be included in the offering for the account of any Other Holders which, in the opinion of such managing underwriter(s), can be sold without having the adverse effect referred to above.


                                     -4-          Registration Rights Agreement

     3.   Holdback Agreements.
          -------------------

     (a) If any registration of Registrable Shares shall be in connection with an underwritten public offering, the Holders shall not effect any public sale or distribution (except in connection with such public offering), of any equity securities of BAMSI, or of any security convertible into or exchangeable or exercisable for any equity security of BAMSI (in each case, other than as part of such underwritten public offering), during the 90-day period (or such lesser period as the managing underwriter(s) beginning on the effective date of such registration, if, and to the extent, the managing underwriter(s) of any such offering determine(s) such action is necessary or desirable to effect such offering; provided, however, that each Holder has received the written notice
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required by Section 2(a) hereof; provided, however, that each Holder shall not
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be obligated to comply with such restrictions arising as a result of an underwritten public offering subject to Section 2 hereof more than once in any 12-month period.

     (b) If any registration of Registrable Shares shall be in connection with any underwritten public offering, BAMSI shall not effect any public sale or distribution (except in connection with such public offering) of any of its equity securities or of any security convertible into or exchangeable or exercisable for any of its equity securities (in each case other than as part of such underwritten public offering) during the 180-day period (or such lesser period as the managing underwriter(s) may permit) beginning on the effective date of such registration, and BAMSI shall use its best efforts to cause each member of the management of BAMSI who holds any equity security and each other holder of 5% or more of the outstanding shares of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of BAMSI purchased from BAMSI (at any time other than in a public offering) to so agree.

     4.   Registration on Request.
          -----------------------

     (a)  Request by Holders.  Upon the written request of the Holders of at
          ------------------
least 10% of the Registrable Shares (calculated on the based on the number in clause (i) of its definition) that BAMSI effect the registration under the Securities Act of all or part of such Holders' Registrable Shares, and specifying the amount (which shall not be less than 10% of the Registrable Shares (calculated on the based on the number in clause (i) of its definition) in the aggregate) and the intended method of disposition thereof, BAMSI will promptly give notice of such requested registration to all other Holders of Registrable Shares and, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of: (i) the Registrable Shares which BAMSI has been so requested to register by Holders of at least 10% of the Registrable Shares; and (ii) all other Registrable Shares which BAMSI has been requested to register by any other Holder thereof by written request received by BAMSI within 21 days after the giving of such written notice by BAMSI (which request shall specify the intended method of disposition of such Registrable Shares); provided, however, that BAMSI shall not be required to effect more than
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two registrations pursuant to this Section 4; provided, further, that BAMSI
                                              --------  -------
shall not be obligated to file a registration statement relating to a registration request under this Section 4 (x) if the registration request is delivered after delivery of a notice by BAMSI of an intended


                                     -5-          Registration Rights Agreement
registration and prior to the effective date of the registration statement referred to in such notice, or (y) within a period of 90 days after the effective date of any other registration statement of BAMSI requested by a Holder pursuant to this Section 4 or pursuant to which the Holders included Registrable Shares. The Holders initially requesting a registration pursuant to this Section 4 may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request by providing a written notice to BAMSI revoking such request; provided, however, that, in the
                                               --------  -------
event the Holders shall have made a written request for a demand registration
(I) which is subsequently withdrawn by the Holders after BAMSI has filed a registration statement with the SEC in connection therewith but prior to such demand registration being declared effective by the SEC or (II) which is not declared effective solely as a result of the failure of Holders to take all actions reasonably required in order to have the registration and the related registration statement declared effective by the SEC, then, in any such event, such demand registration shall be counted as a demand registration for purposes of this Section 4(a). Promptly after the expiration of the 21-day period referred to in clause (ii) above, BAMSI will notify all the Holders to be included in the registration of the other Holders and the number of shares of Registrable Shares requested to be included therein.

     (b)  Registration Statement Form.  If any registration requested pursuant
          ---------------------------
to this Section 4 which is proposed by BAMSI to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter(s) shall advise BAMSI in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

     (c)  Effective Registration Statement.  A registration requested pursuant
          --------------------------------
to this Section 4 will not be deemed to have been effected unless it has become effective under the Securities Act and has remained effective for 270 days or such shorter period as all the Registrable Shares included in such registration have actually been sold thereunder. In addition, if within 180 days after it has become effective, the offering of Registrable Shares pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected for purposes of this Section 4.

     (d)  Priority in Requested Registrations.  If a requested registration
          -----------------------------------
pursuant to this Section 4 involves an underwritten offering and the managing underwriter(s) in good faith advise(s) BAMSI in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of BAMSI which are not Registrable Shares) exceeds the largest number of securities which can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then BAMSI will include in such registration (i) first, 100% of the Registrable Shares requested to be registered pursuant to Section 4(a) hereof (provided that if the number of Registrable Shares requested to be registered pursuant to Section 4(a) hereof exceeds the number which BAMSI has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Shares to be


                                     -6-          Registration Rights Agreement
included in such registration by the Holders shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Shares each such Holder has requested to be included in such registration); (ii) second, to the extent that the number of Registrable Shares requested to be registered pursuant to Section 4(a) hereof is less than the number of securities which BAMSI has been advised can be sold in such offering without having the adverse effect referred to above, such number of shares of equity securities BAMSI requests to be included in such registration, and (iii) third, to the extent that the number of Registrable Shares requested to be included in such registration pursuant to
Section 4(a) hereof and the securities which BAMSI proposes to sell for its own account are, in the aggregate, less than the number of equity securities which BAMSI has been advised can be sold in such offering without having the adverse effect referred to above, such number of other securities proposed to be sold by any Other Holder which, in the opinion of such managing underwriter(s), can be sold without having the adverse effect referred to above (provided that if the number of such securities of such Other Holder requested to be registered exceeds the number which BAMSI has been advised can be sold in such offering without having the adverse effect referred to above, the number of such securities to be included in such registration pursuant to this Section 4(d) shall be allocated pro rata among all such Other Holders on the basis of the relative number of securities each such Other Holder has requested to be included in such registration).

     (e)  Additional Rights.  If BAMSI at any time grants to any other holders
          -----------------
of equity securities of BAMSI any rights to request BAMSI to effect the registration of any such shares of equity securities on terms more favorable to such holders than the terms set forth in this Section 4 and in Section 5 hereof, the terms of this Section 4 and of Section 5 hereof shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits. In no event shall BAMSI grant to any person any rights to request BAMSI to effect the registration of any shares of equity securities of BAMSI on terms which are adverse to rights of the Holders set forth in Section 2 and this Section 4.

     5.   Registration Procedures.
          -----------------------

     (a) If and whenever BAMSI is required by the provisions of Section 2 or 4 hereof to use its best efforts to effect or cause the registration of Registrable Shares, BAMSI shall as expeditiously as possible:

          (i) prepare and, in any event within 60 days after the end of the period within which a request for registration may be given to BAMSI, file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective;

          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 270 days and to comply with the provisions of the Securities


                                     -7-          Registration Rights Agreement

     Act, the Exchange Act, and the rules and regulations promulgated thereunder with respect to the disposition of all the securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement; provided, however, that (A) before filing a
                             --------  -------
     registration statement (including an initial filing) or prospectus, or any amendments or supplements thereto, BAMSI will furnish to one counsel selected by the Holders of a majority of the Registrable Shares covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review and comment of such counsel, and (B) BAMSI will notify each Holder of Registrable Shares covered by such registration statement of any stop order issued or threatened by the SEC, any other order suspending the use of any preliminary prospectus or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, and take all reasonable actions required to prevent the entry of such stop order, other order or suspension or to remove it if entered;

          (iii) furnish to each Holder and each underwriter, if applicable, of Registrable Shares covered by such registration statement such number of copies of the registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as each Holder of Registrable Shares covered by such registration statement may reasonably request in order to facilitate the disposition of the Registrable Shares by such Holder;

          (iv) use its best efforts to register or qualify such Registrable Shares covered by such registration statement under the state securities or blue sky laws of such jurisdictions as each Holder of Registrable Shares covered by such registration statement and, if applicable, each underwriter, may reasonably request, and do any and all other acts and things which may be reasonably necessary to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder, except that BAMSI shall not for any purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified;

          (v) use its best efforts to cause such Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

          (vi) if at any time when a prospectus relating to the Registrable Shares is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus as then in effect


                                     -8-          Registration Rights Agreement
     would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, immediately give written notice thereof to each Holder and the managing underwriter or underwriters, if any, of such Registrable Shares and prepare and furnish to each such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (vii) use its best efforts to list any portion of such Registrable Shares not already listed on any securities exchange on which similar securities of BAMSI are then listed, and enter into customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and provide a transfer agent and registrar for such Registrable Shares covered by such registration statement not later than the effective date of such registration statement;

          (viii) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as each Holder of Registrable Shares being sold or the underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares, including customary indemnification and opinions;

          (ix) use its best efforts to obtain a "cold comfort" letter or letters from BAMSI's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Holders of the Registrable Shares being sold or the underwriters retained by such Holders shall reasonably request;

          (x) make available for inspection by representatives of any Holder of Registrable Shares covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all financial and other records pertinent corporate documents and properties of BAMSI and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by such Holders or any such representative, underwriter, attorney, accountant or agent in connection with such registration statement;

          (xi) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), provide copies of such document to counsel to the Holders of Registrable Shares covered by such


                                     -9-           Registration Rights Agreement
     registration statement and to the managing underwriter(s), if any, make BAMSI's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such Holders or underwriter(s) may reasonably request;

          (xii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the registration statement, an earning statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

          (xiii) not later than the effective date of the applicable registration statement, use its best efforts to provide a CUSIP number for any portion of such Registrable Shares not already included in a CUSIP number for similar securities of BAMSI, and provide the applicable transfer agents with printed certificates for the Registrable Shares which are in a form eligible for deposit with the Depository Trust Company;

          (xiv) notify counsel for the Holders of Registrable Shares included in such registration statement and the managing underwriter or underwriters, if any, immediately and confirm the notice in writing, (A) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement or amendment to the prospectus shall have been filed, (B) of the receipt of any comments from the SEC and (C) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information; and

          (xv) cooperate with each seller of Registrable Shares and each underwriter, if any, participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the NASD.

     (b) Each Holder of Registrable Shares hereby agrees that, upon receipt of any notice from BAMSI of the happening of any event of the type described in
Section 5(a)(vi) hereof, such Holder shall forthwith discontinue disposition of such Registrable Shares covered by such registration statement or related prospectus until such Holder's receipt of the copies of the supplemental or amended prospectus contemplated by Section 5(a)(vi) hereof, and, if so directed by BAMSI, such Holder will deliver to BAMSI (at BAMSI's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice. In the event BAMSI shall give any such notice, the period mentioned in
Section 5(a)(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 5(a)(vi) hereof and including the date when such Holder shall have received the copies of the supplemental or amended prospectus contemplated by
Section 5(a)(vi) hereof.  If for any other reason the


                                     -10-          Registration Rights Agreement
effectiveness of any registration statement filed pursuant to Section 4 hereof is suspended or interrupted prior to the expiration of the time period regarding the maintenance of the effectiveness of such Registration Statement required by
Section 5(a)(ii) hereof so that Registrable Shares may not be sold pursuant thereto, the applicable time period shall be extended by the number of days equal to the number of days during the period beginning with the date of such suspension or interruption to and ending with the date when the sale of Registrable Shares pursuant to such registration statement may be recommenced.

     (c) Each Holder hereby agrees to provide BAMSI, upon receipt of its request, with such information about such Holder to enable BAMSI to comply with the requirements of the Securities Act and to execute such certificates as BAMSI may reasonably request in connection with such information and otherwise to satisfy any requirements of law.

     6.   Underwritten Registrations.  Subject to the provisions of Sections 2,
          --------------------------
3 and 4 hereof, any of the Registrable Shares covered by a registration statement may be sold in an underwritten offering at the discretion of the Holder thereof. In the case of an underwritten offering pursuant to Section 2 hereof, the managing underwriter(s) that will administer the offering shall be selected by BAMSI; provided, however, that such managing underwriter(s) shall be
                   --------  -------
reasonably satisfactory to the Holders of a majority of the Registrable Shares to be registered. In the case of any underwritten offering pursuant to Section 4 hereof, the managing underwriter(s) that will administer the offering shall be selected by the Holders of a majority of the Registrable Shares to be registered; provided, however, that such underwriter(s) shall be reasonably
            --------  -------
satisfactory to BAMSI.

     7.   Expenses.
          --------

     (a) Subject to Section 7(b), BAMSI shall pay all fees, costs and expenses of all registrations pursuant to Section 2 hereof, including all SEC and stock exchange or NASD registration and filing fees and expenses, reasonable fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules of the NASD, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with blue sky qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for Registrable Shares and prospectuses), messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by BAMSI are then listed, fees and disbursements of counsel for BAMSI and all independent certified public accountants (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of the underwriters customarily paid by issuers or sellers of securities (including expenses relating to "road shows" and other marketing activities), the reasonable fees and expenses of special experts required to be retained by BAMSI in connection with such registration, and the reasonable fees and expenses of other Persons required to be retained by BAMSI (collectively, "Registration Expenses"); provided, however, that Registration Expenses shall not include (i) any
--------  -------
allocation of the overhead of BAMSI, including any allocation of the compensation


                                     -11-          Registration Rights Agreement
or benefits of employees of BAMSI that assist in a registration, or (ii) any other expense to the extent it would have been incurred by BAMSI in the absence of any sale of securities in connection with a registration pursuant to this Agreement (including the cost of BAMSI's annual audit).

     (b) The Holders shall pay the following: (i) all fees, costs and expenses of all registrations effected pursuant to Section 4 hereof including all Registration Expenses, (ii) any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Shares by the Holders pursuant to this Agreement and (iii) all fees, costs and expenses of counsel to the Holders pursuant to this Agreement in connection with any registration pursuant to this Agreement.

     8.   Indemnification.
          ---------------

     (a)  Indemnification by BAMSI.  In the event of any registration of any
          ------------------------
securities of BAMSI under the Securities Act pursuant to Section 2 or 4 hereof, BAMSI will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, each of the Holders of any Registrable Shares covered by such registration statement, each Affiliate of such Holder (other than BAMSI) and their respective directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with BAMSI's consent, which consent shall not be unreasonably withheld) to which any Indemnified Party may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereof, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by BAMSI of any federal, state or common law rule or regulation applicable to BAMSI and relating to action required of or inaction by BAMSI in connection with any such registration, and BAMSI will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided,
                                                                 --------
however, that BAMSI shall not be liable to any Indemnified Party in any such
-------
case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereof or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information with respect to such Holder furnished to BAMSI by such Holder specifically for use in the preparation thereof. Such indemnity shall remain in full force and


                                     -12-          Registration Rights Agreement
effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and shall survive the transfer of such securities by such Holder.

     (b)  Indemnification by the Holders and the Underwriters.  BAMSI may
          ---------------------------------------------------
require, as a condition to including any Registrable Shares in any registration statement filed in accordance with Section 2 or 4 hereof, that BAMSI shall have received an undertaking reasonably satisfactory to it from the Holders of such Registrable Shares or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a) hereof) BAMSI with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to the Holders of the Registrable Shares being registered or such underwriter furnished to BAMSI by such Holders or such underwriter specifically for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that no such Holder shall be liable for any indemnity claims
--------  -------
in excess of the amount of the net proceeds received by such Holder from the sale of Registrable Shares. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of BAMSI or any of the Holders, or any of their respective Affiliates (other than BAMSI), directors, officers or controlling Persons, and shall survive the transfer of such securities by such Holder.

     (c)  Notices of Claims, Etc.  Promptly after receipt by an indemnified
          ----------------------
party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure
                                            --------  -------
of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the
               --------  -------
right, at the sole cost and expense of the indemnifying party, to employ counsel to represent the indemnified party and its respective controlling persons, directors, officers, employees or agents who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against such indemnifying party under this Section 8 if (i) the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have promptly employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action or counsel, or (iii) any indemnified party shall have reasonably


                                     -13-          Registration Rights Agreement
concluded that there may be defenses available to such indemnified party or its respective controlling persons, directors, officers, employees or agents which are in conflict with or in addition to those available to an indemnifying party; provided, further, that the indemnifying party shall not be obligated to pay for
--------  -------
more than the expenses of one firm of separate counsel for the indemnified party (in addition to the reasonable fees and expenses of one firm serving as local counsel). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to any indemnified party under Section 8(a) or 8(b) hereof or is insufficient to hold it harmless in respect of any loss, claim, damage or liability, or any action in respect of any loss, claim, damage or liability, or any action in respect thereof referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnified party and indemnifying party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the indemnified party and indemnifying party with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. Notwithstanding any other provision of this Section 8(d), no Holder of Registrable Shares shall be required to contribute an amount greater than the dollar amount of the proceeds received by such Holder with respect to the sale of any such Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e)  Other Indemnification.  Indemnification similar to that specified in
          ---------------------
the preceding subdivisions of this Section 8 (with appropriate modifications) shall be given by BAMSI and each Holder of Registrable Shares with respect of any required registration or other qualification of securities under any federal or state law or regulation other than the Securities Act.

     (f)  Non-Exclusivity.  The obligations of the parties under this Section 8
          ---------------
shall be in addition to any liability which any party may otherwise have to any other party.

     9.   Rule 144.  BAMSI covenants that it will file in a timely manner the
          --------
reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if BAMSI is not required to file such reports, it will, upon the request of any Holder of Registrable Shares, make publicly available such information), and it will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be


                                     -14-          Registration Rights Agreement
amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Shares, BAMSI will deliver to such Holder a written statement as to whether it has complied with such requirements.

     10.  Assignability.  This Agreement shall be binding upon and shall inure
          -------------
to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided herein, no party may assign any of its rights or delegate any of its duties under this Agreement without the express consent of the other parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than BAMSI shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Shares, subject to the provisions contained herein. Any Holder may assign any of its rights or delegate any of its duties under this Agreement, in whole or in part, without any prior consent of BAMSI only to a Person (a "Designated Transferee")
(a) who is an Affiliate of the Bank or BANW or (b) who is a transferee of Registrable Shares (whether through purchase, share exchange, bequest or otherwise) and who agrees to be bound by the terms of this Agreement. Any purported assignment in violation of this Section 10 shall be void.

     11.  Notices.  Any and all notices, designations, consents, offers,
          -------
acceptances or any other communications shall be given in writing by either (a) personal delivery to and receipted for by the addressee or by (b) telecopy or registered or certified mail which shall be addressed, in the case of BAMSI, to:
BA Merchant Services, Inc., One South Van Ness Avenue, 5th Floor, San Francisco, California 94103, attention: General Counsel #3710; in the case of Holders, to the address or addresses thereof appearing on the books of BAMSI or of the transfer agent and registrar for its Class A Common Stock. All such notices and communications shall be deemed to have been duly given and effective: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

     12.  No Inconsistent Agreements.  BAMSI will not hereafter enter into any
          --------------------------
agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

     13.  Specific Performance.  BAMSI acknowledges that the rights granted to
          --------------------
the Holders in this Agreement are of a special, unique and extraordinary character, and that any breach of this Agreement by BAMSI could not be compensated for by damages. Accordingly, if BAMSI breaches its obligations under this Agreement, the Holders shall be entitled, in addition to any other remedies that they may have, to enforcement of this Agreement by a decree of specific performance requiring BAMSI to fulfill its obligations under this Agreement. BAMSI consents to personal jurisdiction in any such action brought in the United States District Court for the Northern District of California or any such other court and to service of process upon it in the manner set forth in Section 11 hereof.

     14.  Severability.  If any provision of this Agreement or any portion
          ------------
thereof is finally determined by a court of competent jurisdiction to be unlawful or unenforceable, such provision or portion thereof shall in no way affect any other provision of this


                                     -15-          Registration Rights Agreement

Agreement, the application of any such provision and any other circumstances, and any portion of such invalidated provision that is not invalidated by such a determination shall remain in full force and effect.

     15.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

     16.  Defaults.  A default by any party to this Agreement in such party's
          --------
compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party.

     17.  Amendments, Waivers.  This Agreement may not be amended, modified or
          -------------------
supplemented and no waivers of or consents to or departures from the provisions hereof may be given unless consented to in writing by BAMSI and the holders of a majority of the Registrable Shares; provided, however, that no such amendment,
                                    --------  -------
supplement, modification or waiver shall deprive any Holder of any rights under
Section 2 or 4 hereof without the consent of such Holder.

     18.  Construction.  The captions contained in this Agreement are for
          ------------
reference purposes only and shall not constitute a part of this Agreement. Unless the context requires otherwise, the use of the masculine shall include the feminine, and the use of the singular shall include the plural. The word "including" shall mean "including, without limitation."

     19.  Attorneys' Fees.  In any action or proceeding brought to enforce any
          ---------------
provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     20.  Third Party Beneficiaries.  Except as expressly provided in this
          -------------------------
Agreement, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     21.  Entire Agreement.  This Agreement contains the entire agreement among
          ----------------
the parties hereto with respect to the transactions contemplated herein and understandings among the parties relating to the subject matter hereof. Any and all previous agreements and understandings between or among the parties hereto regarding the subject matter hereof are, whether written or oral, superseded by this Agreement.



                                     -16-          Registration Rights Agreement

     22.  Governing Law.  This Agreement is made pursuant to and shall be
          -------------
construed in accordance with the laws of the State of California without regard to that state's conflicts of laws principles.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first written above.

                                       BANK OF AMERICA NT & SA



                                       By______________________________

                                         Name:_________________________

                                         Title:________________________


                                       BANK OF AMERICA NW, NATIONAL
                                       ASSOCIATION



                                       By______________________________

                                         Name:_________________________

                                         Title:________________________


                                       BA MERCHANT SERVICES, INC.



                                       By______________________________

                                         Name:_________________________

                                         Title:________________________



                                     -17-          Registration Rights Agreement